As filed with the Securities and Exchange Commission on November 2, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BridgeBio Pharma, Inc.
(Exact name of registrant as specified in its charter)
Delaware	84-1850815
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
3160 Porter Drive, Suite 250
Palo Alto, CA 94304
(650) 391-9740
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Neil Kumar
Chief Executive Officer
BridgeBio Pharma, Inc.
3160 Porter Drive, Suite 250
Palo Alto, CA 94304
(650) 391-9740
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Mitchell S. Bloom
Maggie L. Wong
Natalie T. Martirossian
Goodwin Procter LLP
Three Embarcadero Center, 28th Floor
San Francisco, CA 94111
(415) 733-6000
Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS
9,167,723 Shares

BridgeBio Pharma, Inc.
Common Stock
This prospectus relates to the offer and resale from time to time by the selling stockholders identified in this prospectus, or collectively the Selling Stockholders, of up to an aggregate of 9,167,723 shares of our common stock. All of the shares offered for resale under this prospectus are outstanding shares of common stock held by the Selling Stockholders. We will not sell any shares of common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of common stock by the Selling Stockholders.
The Selling Stockholders identified in this prospectus or their pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the shares of our common stock from time to time through public or private transactions. The shares of our common stock offered by the Selling Stockholders may be sold at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change, or at negotiated prices. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all other costs, expenses and fees in connection with the registration of the shares. See the section titled “Plan of Distribution” for more information about how the Selling Stockholders may sell or dispose of their shares of common stock.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “BBIO.” On October 27, 2023, the last reported sale price of shares of our common stock on The Nasdaq Global Select Market was $24.44 per share.
Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 3 of this prospectus and in the documents incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 2, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process relating to the securities described in this prospectus, which registration statement became automatically effective upon filing.
This prospectus relates to the resale of shares of our common stock held by the Selling Stockholders identified under the section titled “Selling Stockholders.” The shares of our common stock that may be offered by the Selling Stockholders using this prospectus represent shares of our common stock held by the Selling Stockholders. This prospectus provides you with a general description of the securities the Selling Stockholders may offer. When the Selling Stockholders sell shares of our common stock using this prospectus, we or such Selling Stockholders may, if required, provide a prospectus supplement that will contain specific information about the offering and the securities offered, and may also add, update or change information contained in this prospectus. If there is any inconsistency between information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the most recent applicable prospectus supplement and documents incorporated by reference herein and therein.
You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus or a prospectus supplement.
Neither we nor the Selling Stockholders are offering to sell these securities in any jurisdiction where such offer and sale is not permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. Neither this prospectus nor any accompanying prospectus supplement constitutes, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus or such accompanying prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
The information contained in this prospectus or in an applicable prospectus supplement is accurate only as of their respective dates, and the information in the documents incorporated by reference in this prospectus or any applicable prospectus supplement is accurate only as of the date of those documents, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. It is important for you to read and consider all information contained or incorporated by reference in this prospectus or any applicable prospectus supplement in making your investment decision. You should read both this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference into this prospectus and the additional information described under “Where You Can Find More Information” in this prospectus, before investing in our common stock.
Unless otherwise indicated or the context otherwise requires, references in this prospectus to “BridgeBio,” the “Company,” the “Registrant,” “we,” “us” and “our” refer, collectively, to BridgeBio Pharma, Inc., a Delaware corporation, and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.
We use various trademarks and tradenames in our business, including “BridgeBio” and our corporate logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

ABOUT THE COMPANY
The following highlights information about the Registrant and our business contained elsewhere or incorporated by reference in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in any of our securities. You should carefully read this prospectus together with the more detailed information incorporated by reference in this prospectus. Unless the context otherwise requires, references in this prospectus to “BridgeBio,” the “Company,” the “Registrant,” “we,” “us,” and “our” refer to BridgeBio Pharma, Inc. and its consolidated subsidiaries.
Overview
BridgeBio Pharma, Inc., or the Company, is a commercial-stage biopharmaceutical company founded to discover, create, test and deliver transformative medicines to treat patients who suffer from genetic diseases and cancers with clear genetic drivers. Our team of experienced drug discoverers, developers and innovators are committed to applying advances in genetic medicine to help patients as quickly as possible. Since inception in 2015, we have created 15 Investigational New Drug applications, or INDs, and had two products approved by the U.S. Food and Drug Administration, or FDA. We work across over 20 disease states at various stages of development. Several of our programs target indications that we believe present the potential for our product candidates, if approved, to target portions of market opportunities of at least $1.0 billion in annual sales.
We focus on genetic diseases because they exist at the intersection of high unmet patient need and tractable biology. Our approach is to translate research pioneered at academic laboratories and leading medical institutions into products that we hope will ultimately reach patients. We are able to realize this opportunity through a confluence of scientific advances, including: (i) identification of the genetic underpinnings of disease as more cost-efficient genome and exome sequencing becomes available; (ii) progress in molecular biology; and (iii) the development and maturation of longitudinal data and retrospective studies that enable the linkage of genes to diseases. We believe that this early-stage innovation represents one of the greatest practical sources for new drug creation.
We believe we have developed a world-class product platform that supports the continued growth of our Company and the advancement of our pipeline.
We began operating as BridgeBio LLC in April 2015. BridgeBio Pharma LLC, or the LLC entity, was formed in March 2016. In June 2017, BridgeBio Pharma LLC merged with BridgeBio LLC, with BridgeBio Pharma LLC being the surviving entity. On May 17, 2019, we formed BridgeBio Pharma, Inc., a Delaware corporation, as a stand-alone entity for the purpose of completing our initial public offering. On June 13, 2019, we formed BridgeBio Pharma Merger Sub LLC, or Merger Sub LLC, a Delaware limited liability company. In connection with our initial public offering and related organizational transactions, Merger Sub LLC was merged with and into the LLC entity, with the LLC entity being the surviving entity and our wholly-owned subsidiary. As part of this merger, the unitholders of the LLC entity exchanged their units in the LLC entity for shares of our common stock. On July 1, 2019, we completed our initial public offering of common stock. See the “Description of Capital Stock of BridgeBio Pharma, Inc.” incorporated by reference in this prospectus for a description of the terms of our capital stock.
Our principal executive offices are located at 3160 Porter Drive, Suite 250, Palo Alto, CA 94304, and our telephone number is (650) 391-9740. Our corporate website address is https://bridgebio.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our securities.
Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, are available, free of charge, on or through our website as soon as reasonably practicable after such reports and amendments are electronically filed with or furnished to the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding our filings at www.sec.gov.
For additional information about our Company, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation of Certain Information by Reference.”

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before making a decision to invest in our common stock, in addition to the other information contained in this prospectus, in any accompanying prospectus supplement or incorporated by reference herein or therein, you should carefully consider the risks set forth below and the risks described under “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2022, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, as well as any amendments thereto, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus and any applicable prospectus supplement, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering. See the section titled “Where You Can Find More Information.”
Future sales of our common stock by the Selling Stockholders could cause our stock price to decline.
Sales of a substantial number of shares of our common stock by the Selling Stockholders in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities or other securities convertible into or exchangeable for equity securities, regardless of whether there is any relationship between such sales and the performance of our business.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, together with any accompanying prospectus supplement, includes and incorporates by reference “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plan, objectives of management and expected market growth, are forward-looking statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under “Risk Factors” and include, among other things:
•
the success, cost and timing of our clinical development of our product candidates, including the progress of, and results from, our ongoing Phase 3 clinical trial of acoramidis, our ongoing Phase 2 and planned Phase 3 clinical trials of low-dose infigratinib, our ongoing Phase 2 and planned Phase 3 clinical trials of BBP-418, our ongoing Phase 1/2 clinical trial of BBP-631 and our ongoing Phase 2b and Phase 3 clinical trials of encaleret, as well as the potential indications for each;

•
our ability to continue planned preclinical and clinical development of our respective development programs, and the timing, cost and success of any such continued preclinical and clinical development and planned regulatory submissions, including our KRAS inhibitor portfolio;

•	our ability to initiate, recruit and enroll patients in and conduct our clinical trials at the pace that we project;
•	the timing of our submissions to the FDA, and any review or comments on data that we will need to generate to file our INDs, including pending or new clinical hold notices;
•	our plans to implement certain development strategies, including our ability to attract and retain potential collaborators with development, regulatory and commercialization expertise;
•	our ability to obtain and maintain regulatory approval of our product candidates, and any related restrictions, limitations or warnings in the label of any of our product candidates, if approved;
•
our ability to obtain and maintain regulatory approval of our product candidates in any of the indications for which we plan to develop them, and any related restrictions, limitations or warnings in the label of any of our product candidates, if approved;

•
our ability to compete with companies currently marketing approved treatments or engaged in the development of treatments that may become available for any of the indications that our product candidates are designed to target;

•	our reliance on third parties to conduct our clinical trials and to manufacture drug substance for use in our clinical trials;
•	our ability to contract with and the performance of our and our collaborators’ third-party suppliers and manufacturers;
•	the pricing and reimbursement of our product candidates, if approved;
•	the size and growth potential of the markets for our product candidates or other product candidates we may identify and pursue, and our ability to serve and gain acceptance by those markets;
•	our ability to identify and advance through clinical development any additional product candidates, including from our KRAS inhibitor portfolio for the treatment of KRAS-driven cancers;
•
the commercialization of our current product candidates, if approved, and any other product candidates we may identify and pursue, if approved, including our ability to successfully build a specialty sales force and commercial infrastructure to market our current product candidates and any other product candidates we may identify and pursue;

•	the implementation and effects of the restructuring initiative that we commenced in January 2022 and any future restructuring plans that we may pursue;
•
the impacts of public health crises or macroeconomic factors that could impact our business, such as the effects of the Russian invasion of Ukraine or the armed conflict in Israel and the Gaza Strip on the global economy and supply chain and inflationary pressures;

•	our ability to retain and recruit key personnel;
•	the success of competing therapies that are or may become available;
•
our ability to obtain and maintain adequate intellectual property rights for our product candidates and our ability to operate our business without infringing on the intellectual property rights of others;

•	our expectations regarding government and third-party payor coverage and reimbursement;
•
our estimates of our expenses, ongoing losses, capital requirements and our use of cash resources, and our needs for or ability to pay for debt interests and obtain additional financing to complete the clinical trials of any of our product candidates;

•	our expectations regarding the use of proceeds from any sales of securities pursuant to this prospectus or any applicable prospectus supplement;
•	the impact of laws and regulations in the United States and foreign countries;
•	our financial performance;
•	developments and projections relating to our competitors or our industry; and
•
adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults, or non-performance by financial institutions or transactional counterparties.

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, including, without limitation, the risks more fully discussed in the “Risk Factors” section in this prospectus, and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A. Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the period ended December 31, 2022 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, as updated by our subsequent annual, quarterly and other reports and documents that are incorporated by reference into this prospectus.
Given these uncertainties, readers should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated by reference herein or therein that include forward-looking statements.

USE OF PROCEEDS
All of the shares of common stock being offered hereby are being sold by the Selling Stockholders identified in this prospectus. We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders.
The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel, certain expenses, as applicable, of one counsel to the Selling Stockholders appointed pursuant to the Registration Rights Agreement described under the section titled “Selling Stockholders” and our independent registered public accountants.

SELLING STOCKHOLDERS
On September 25, 2023, we entered into a Registration Rights Agreement, or the RRA, with the Selling Stockholders, pursuant to which the Selling Stockholders have certain rights to include for registration shares of their common stock. This prospectus covers the sale or other disposition by the Selling Stockholders of up to the total number of shares of common stock held by the Selling Stockholders that are subject to the RRA. On September 25, 2023, we and the Selling Stockholders entered into a Securities Purchase Agreement, or the Securities Purchase Agreement, pursuant to which we agreed to sell and issue to the Selling Stockholders in a private placement transaction, or the Private Placement, an aggregate of 9,167,723 shares of our common stock at a purchase price of $27.27 per share. The gross proceeds to us from the Private Placement were $250,003,806.21, before deducting fees to the placement agents and other offering expenses payable by us. The Private Placement closed on September 27, 2023. In connection with the Private Placement, we entered into the RRA with the Selling Stockholders pursuant to which we agreed to file a registration statement with the SEC registering the resale of the shares sold to the Selling Stockholders in the Private Placement.
Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the Selling Stockholders, we are referring to the shares held by the Selling Stockholders that are subject to the RRA.
We are registering the above-referenced shares to permit each of the Selling Stockholders to resell or otherwise dispose of the shares listed in the table below in the manner contemplated under the “Plan of Distribution” below.
The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by each Selling Stockholder, based on its ownership of the shares of common stock, as of October 9, 2023.
The fourth column lists the shares of common stock being offered by this prospectus by the Selling Stockholders.
In accordance with the terms of the RRA with the Selling Stockholders, this prospectus generally covers the resale of the sum of the number of shares of common stock issued to the Selling Stockholders as of the trading day immediately preceding the applicable date of determination and as subject to adjustment as provided in the RRA. The fifth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.
Beneficial ownership has been determined in accordance with the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. This table is based upon information supplied to us by the Selling Stockholders and information filed with the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that each of the Selling Stockholders has sole voting and investment power with respect to all shares of common stock that it beneficially owns. Unless otherwise described below, to our knowledge, the Selling Stockholders have not held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. In addition, except as otherwise described below, based on the information provided to us by the Selling Stockholders, the Selling Stockholders are not broker-dealers or affiliates of a broker-dealer.
The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution” below.
Applicable percentage ownership is based on 174,143,054 shares of common stock outstanding as of October 25, 2023.
	Number of shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Beneficially Owned After Offering(14)
Name of Selling Stockholder	Shares	%		Shares	%
Q Healthcare Holding LLC(1)	2,750,275	1.6%	2,750,275	—	—
Fidelity Select Portfolios: Biotechnology Portfolio(2)	1,988,754	1.1%	733,408	1,255,346	*
Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund(2)	393,764	*	393,764	—	—
Janus Henderson Global Life Sciences Fund(3)	355,702	*	355,702	—	—

	Number of shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Beneficially Owned After Offering(14)
Name of Selling Stockholder	Shares	%		Shares	%
Janus Henderson Biotech Innovation Master Fund Limited(3)	425,376	*	425,376	—	—
Janus Henderson Horizon Fund - Biotechnology Fund(3)	44,004	*	44,004	—	—
Janus Henderson Capital Funds Plc - Janus Henderson Global Life Sciences Fund(3)	275,028	*	275,028	—	—
SMALLCAP World Fund, Inc.(4)	965,653	*	965,653	—	—
American Funds Insurance Series - Global Small Capitalization Fund(4)	134,457	*	134,457	—	—
T. Rowe Price Small-Cap Stock Fund, Inc.(5)	466,984	*	466,984	—	—
T. Rowe Price Institutional Small-Cap Stock Fund(5)	216,106	*	216,106	—	—
T. Rowe Price Spectrum Conservative Allocation Fund(5)	3,664	*	3,664	—	—
T. Rowe Price Spectrum Moderate Allocation Fund(5)	5,450	*	5,450	—	—
T. Rowe Price Spectrum Moderate Growth Allocation Fund(5)	10,905	*	10,905	—	—
T. Rowe Price Moderate Allocation Portfolio(5)	445	*	445	—	—
U.S. Small-Cap Stock Trust(5)	22,561	*	22,561	—	—
Minnesota Life Insurance Company(5)	5,180	*	5,180	—	—
T. Rowe Price U.S. Small-Cap Core Equity Trust(5)	222,285	*	222,285	—	—
Costco 401(k) Retirement Plan(5)	25,517	*	25,517	—	—
Frazier Life Sciences Public Fund, L.P.(6)	1,499,934	*	349,004	1,150,930	*
Frazier Life Sciences Public Overage Fund, L.P.(6)	674,996	*	218,911	456,085	*
Frazier Life Sciences XI, L.P.(6)	523,379	*	141,518	381,861	*
Frazier Life Sciences X, L.P.(6)	27,640	*	27,640	—	—
HHLR Fund, L.P.(7)	915,860	*	366,703	549,157	*
Laurion Capital Master Fund Ltd.(8)	5,962,936	3.4%	275,027	5,687,909	3.3%
Cormorant Global Healthcare Master Fund, LP(9)	3,393,351	1.9%	183,351	3,210,000	1.8%
Aristeia Master, L.P.(10)	97,500	*	97,500	—	—
ASIG International Limited(10)	5,981	*	5,981	—	—
Blue Peak Limited(10)	40,882	*	40,882	—	—
DS Liquid Div RVA ARST LLC(10)	6,507	*	6,507	—	—
Windermere Cayman Fund Limited(10)	3,730	*	3,730	—	—
Woodline Master Fund LP(11)	146,681	*	146,681	—	—
Mutual Fund Series Trust, on behalf of the Eventide Healthcare & Life Sciences Fund(12)	716,927	*	137,513	579,414	*
ArrowMark Life Science Fund II, LP(13)	110,011	*	110,011	—	—
*	Less than 1%.
(1)	The principal business address of Q Healthcare Holding LLC is c/o Qatar Investment Authority, Ooredoo Tower (Building 14), Al Dafna Street (Street 801), Al Dafna (Zone 61), Doha, Qatar.
(2)
These funds and accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The principal business address of these funds and accounts is 245 Summer Street, Boston, MA 02210.
(3)
Such shares may be deemed to be beneficially owned by Janus Henderson Investors US LLC (“Janus”), as investment adviser registered under the Investment Advisers Act of 1940, who acts as investment adviser for each of Janus Henderson Global Life Sciences Fund, Janus Henderson Biotech Innovation Master Fund Limited, Janus Henderson Horizon Fund - Biotechnology Fund, and Janus Henderson Capital Funds Plc - Janus Henderson Global Life Sciences Fund (collectively, the “Janus Funds”) and has the ability to make decisions with respect to the voting and deposition of the shares subject to the oversight of the board of directors of the Janus Funds. Under the terms of its management contract with each Janus Fund, Janus has overall responsibility for directing the investments of each of the Janus Funds in accordance with the respective Janus Fund’s investment objective, policies and limitations. Each Janus Fund has one or more portfolio managers appointed by and serving at the pleasure of Janus who makes decisions with respect to the disposition of the shares of common stock offered hereby. The principal business address of Janus and the Janus Funds is 151 Detroit Street, Denver, CO 80206. The portfolio managers for each of the Janus Funds are: Andrew Acker and Daniel S. Lyons and Agustin Mohedas (for certain funds only).

(4)
Capital Research and Management Company (“CRMC”) is the investment adviser for each of SMALLCAP World Fund, Inc. (“SCWF”) and American Funds Insurance Series - Global Small Capitalization Fund (“VISC” and, together with SCWF, the “CRMC Stockholders”). For purposes of the reporting requirements of the Exchange Act, CRMC or Capital Research Global Investors (“CRGI”) may be deemed to be the beneficial owner of the shares of common stock held by each CRMC Stockholder; however, each of and CRMC and CRGI expressly disclaims that it is, in fact, the beneficial owner of such securities. Brady L. Enright, Julian N. Abdey, Jonathan Knowles, Gregory W. Wendt, Peter Eliot, Bradford F. Freer, Leo Hee, Roz Hongsaranagon, Harold H. La, Dimitrije Mitrinovic, Aidan O’Connell, Samir Parekh, Andraz Razen, Renaud H. Samyn, Arun Swaminathan, Thatcher Thompson, Michael Beckwith, and Shlok Melwani, as portfolio managers, have voting and investment powers over the shares held by SCWF. Bradford F. Freer, M. Taylor Hinshaw, Shlok Melwani, Aidan O’Connell, Renaud H. Samyn, and Gregory W. Wendt, as portfolio managers, have voting and investment powers over the shares held by VISC. The principal business address of each of the CRMC Stockholders is c/o Capital Research and Management Company, 333 S. Hope St., 55th Floor, Los Angeles, California 90071. Each of the CRMC Stockholders acquired the securities being registered hereby in the ordinary course of its business.

(5)
T. Rowe Price Investment Management, Inc. (“TRPIM”) serves as investment adviser (or subadvisor) to the fund or account. TRPIM has the power to direct investments and/or sole power to vote the securities beneficially owned by the fund or account. For purposes of reporting requirements of the Exchange Act, TRPIM may be deemed to be the beneficial owner of all of the shares of common stock; however, TRPIM expressly disclaims that it is, in fact, the beneficial owner of such shares of common stock. TRPIM is a wholly owned subsidiary of T. Rowe Price Associates, Inc. (“TRPA”). TRPA is a wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. The principal business address of the fund or account advised by TRPIM is c/o T. Rowe Price Investment Management, Inc., 100 East Pratt Street, Baltimore, MD 21202.

(6)
Shares held by Frazier Life Sciences Public Fund, L.P. (“FLSPF”), Frazier Life Sciences Public Overage Fund, L.P., Frazier Life Sciences X, L.P. (“FLS X”) and Frazier Life Sciences XI, L.P. (“FLS XI”), which we refer to collectively as the Frazier Life Sciences Entities, consist of: (i) 1,499,934 shares of our common stock held by FLSPF, which includes 349,004 shares of our common stock offered pursuant to this prospectus, (ii) 674,996 shares of our common stock held by Frazier Life Sciences Public Overage Fund, L.P., which includes 218,911 shares of our common stock offered pursuant to this prospectus, (iii) 523,379 shares of our common stock held by FLS XI, which includes 141,518 shares of our common stock offered pursuant to this prospectus and (iv) 27,640 shares of our common stock held by FLS X, all of which are offered pursuant to this prospectus. FHMLSP, L.P. is the general partner of FLSPF and FHMLSP, L.L.C. is the general partner of FHMLSP, L.P. Albert Cha, James N. Topper, Patrick J. Heron and James Brush are the managing directors of FHMLSP, L.L.C. and therefore share voting and investment power over the shares held by FLSPF. Dr. Cha, Dr. Topper, Mr. Heron and Dr. Brush disclaim beneficial ownership of the shares held by FLSPF except to the extent of their pecuniary interests in such shares, if any. FHMLSP Overage, L.P., is the general partner of Frazier Life Sciences Public Overage Fund, L.P. and FHMLSP Overage, L.L.C. is the general partner of FHMLSP Overage, L.P. Dr. Cha, Dr. Topper, Mr. Heron and Dr. Brush are the members of FHMLSP Overage, L.L.C. and therefore share voting and investment power over the shares held by Frazier Life Sciences Public Overage Fund, L.P. Dr. Cha, Dr. Topper, Mr. Heron and Dr. Brush disclaim beneficial ownership of the shares held by Frazier Life Sciences Public Overage Fund, L.P. except to the extent of their pecuniary interests in such shares, if any. FHMLS X, L.P. is the general partner of FLS X, and FHMLS X, L.L.C. is the general partner of FHMLS X, L.P. Mr. Heron and Dr. Topper are the members of FHMLS X, L.L.C. and therefore share voting and investment power over the shares held by FLS X. Dr. Topper and Mr. Heron disclaim beneficial ownership of the shares held by FLS X except to the extent of their pecuniary interests in such shares, if any. FHMLS XI, L.P. is the general partner of FLS XI, and FHMLS XI, L.L.C. is the general partner of FHMLS XI, L.P. Mr. Heron, Dr. Topper and Daniel Estes are the members of FHMLS XI, L.L.C. and therefore share voting and investment power over the shares held by FLS XI. Dr. Topper, Mr. Heron and Mr. Estes disclaim beneficial ownership of the shares held by FLS XI except to the extent of their pecuniary interests in such shares, if any. The principal business address of the Frazier Life Sciences Entities is 70 Willow Road, Suite 200, Menlo Park, CA 94025.

(7)	The principal business address of HHLR Fund, L.P. is 190 Elgin Avenue, George Town, Grand Cayman, KY1-9008, Cayman Islands.
(8)
Laurion Capital Management LP, the investment manager of Laurion Capital Master Fund Ltd., has voting and investment power over the securities held by Laurion Capital Master Fund Ltd. Messrs. Benjamin A. Smith and Sheehan Maduraperuma are the managing members of Laurion Capital GP LLC, which is the general partner of Laurion Capital Management LP. Each of Laurion Capital Master Fund Ltd., Laurion Capital GP LLC, Benjamin A. Smith and Sheehan Maduraperuma disclaims beneficial ownership over these securities. The principal business address of Laurion Capital Master Fund Ltd. is c/o Laurion Capital Management LP, 360 Madison Avenue, Suite 1900, New York, NY 10017.

(9)
Cormorant Global Healthcare GP, LLC (“Global Healthcare GP”) is the general partner of Cormorant Global Healthcare Master Fund, LP (“Cormorant Global Healthcare”). Cormorant Asset Management, LP serves as the investment manager to Cormorant Global Healthcare. Bihua Chen serves as the managing member of both Global Healthcare GP and Cormorant Asset Management, LP and accordingly may be deemed to have voting and dispositive power with respect to shares held by Cormorant Global Healthcare. Each of Global Healthcare GP, Cormorant Asset Management, LP and Ms. Chen disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. The principal business address of the Cormorant Asset Management, LP entities is 200 Clarendon Street 52nd Floor, Boston, MA 02116.

(10)
Aristeia Capital, L.L.C. and Aristeia Advisors, L.L.C. (collectively, “Aristeia”) may be deemed the beneficial owners of the securities described herein in their capacity as the investment manager and/or general partner, as the case may be, of Aristeia Master, L.P., ASIG International Limited, Blue Peak Limited, DS Liquid Div RVA ARST LLC and Windermere Cayman Fund Limited (collectively, the

“Aristeia Funds”). As investment manager and/or general partner of each Aristeia Fund, Aristeia has voting and investment control with respect to the securities held by each Aristeia Fund. Anthony M. Frascella and William R. Techar are the co-Chief Investment Officers of Aristeia. Each of Aristeia and such individuals disclaims beneficial ownership of the securities referenced herein except to the extent of its or his direct or indirect economic interest in the Aristeia Funds. The principal business address of Aristeia, the Aristeia Funds, Anthony M. Frascella and William R. Techar is One Greenwich Plaza, Suite 300, Greenwich, CT 06830.
(11)
Woodline Partners LP serves as the investment manager of Woodline Master Fund LP and may be deemed to be the beneficial owner of the shares. Woodline Partners LP disclaims any beneficial ownership of these shares. The principal business address of the fund is 4 Embarcadero Center, Suite 3450, San Francisco, CA 94111.

(12)	The principal business address of the fund is 1 International Place, Suite 4210, Boston, MA 02110.
(13)
ArrowMark Colorado Holdings LLC serves as the investment advisor for ArrowMark Life Sciences Fund II, L.P and may be deemed to be the beneficial owner of the shares. The principal business address of ArrowMark Life Science Fund II, LP is 100 Fillmore Street, Suite 325, Denver, CO 80206.

(14)
Assumes that the Selling Stockholders dispose of all of their respective shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares of common stock. The registration of these shares of common stock does not necessarily mean that the Selling Stockholders will sell all or any portion of their respective shares of common stock covered by this prospectus.

PLAN OF DISTRIBUTION
Each Selling Stockholder of the securities and any of their donees, pledgees, assignees, transferees and other successors-in-interest may, from time to time, sell all or a portion of the shares of common stock beneficially owned by them and offered hereby on The Nasdaq Global Select Market or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more other transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.
The Selling Stockholders may also resell all or a portion of the shares in open market transactions in reliance upon an exemption from registration under the Securities Act, including upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus (as supplemented or amended to reflect such transactions); provided that they meet the criteria and conform to the requirements of such exemptions and provisions.
Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a further prospectus supplement or an amendment to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction, a markup or markdown in compliance with FINRA Rule 2121.01.
Each of the Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the securities, from time to time, under this prospectus, or under any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors-in-interest as Selling Stockholders under this prospectus. Each of the Selling Stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees, donees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.
In connection with sales of the shares of common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of common stock short and if such short sale shall take place after the date of this prospectus, the Selling Stockholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to each Selling Stockholder from the sale of the securities offered by it will be the purchase price of the securities less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. We will not receive any of the proceeds from this offering.
The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.
We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify each Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
We agreed to keep this prospectus effective until the earliest of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect, (ii) the date on which all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect and (iii) the date that is three years following the date of effectiveness of this registration statement. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS
The validity of the shares of common stock being offered hereby will be passed upon for us by Goodwin Procter LLP, San Francisco, California.
EXPERTS
The consolidated financial statements of BridgeBio Pharma, Inc. incorporated by reference in this prospectus, and the effectiveness of BridgeBio Pharma, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed without charge through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). You may also inspect the registration statement, this prospectus and any applicable prospectus supplement on this website.
Those filings are also available to the public on, or accessible through, our website at https://bridgebio.com. Information contained on our website is not incorporated by reference into this prospectus, and, except for the documents incorporated by reference as noted below, you should not consider any information on, or that can be accessed from, our website as part of this prospectus or the registration statement of which this prospectus is a part.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:
•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023;
•
our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 4, 2023, for the quarter ended June 30, 2023, filed with the SEC on August 3, 2023, and for the quarter ended September 30, 2023, filed with the SEC on November 2, 2023;

•	our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on April 28, 2023;
•
our Current Reports on Form 8-K filed with the SEC on February 23, 2023 (with respect to Item 5.02 only), March 6, 2023 (with respect to Item 8.01 only), March 9, 2023, May 4, 2023 (for the report dated May 3, 2023), June 22, 2023, July 17, 2023 (with respect to Item 8.01 only) and September 25, 2023 (in each case, other than information furnished rather than filed); and

•
the description of our capital stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 25, 2022, including any amendments or reports filed for the purpose of updating such description.

Pursuant to Rule 412 under the Securities Act, any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at the following address: BridgeBio Pharma, Inc., 3160 Porter Drive, Suite 250, Palo Alto, CA 94304. Our website is located at https://bridgebio.com. The reference to our website is intended to be an inactive textual reference and, except for the documents incorporated by reference as noted above, the information on, or accessible through, our website is not intended to be part of this prospectus.
You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into such registration statement. You should read the exhibits carefully for provisions that may be important to you.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
Set forth below is an estimate (except in the case of the SEC registration fee) of the amount of fees and expenses to be incurred in connection with the securities being registered hereby.
SEC registration fee	$33,720.65
Legal fees and expenses	$60,000.00
Accounting fees and expenses	$15,000.00
Printing and miscellaneous expenses	$10,000.00
Total	$118,720.65
Item 15.	Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.
Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:
•	any breach of their duty of loyalty to our company or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	any transaction from which they derived an improper personal benefit.
Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
In addition, pursuant to our amended and restated bylaws, we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our amended and restated bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Our amended and restated bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.
We have also entered into indemnification agreements with each of our directors and executive officers that are broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
The limitation of liability and indemnification provisions that are included in our amended and restated certificate of incorporation, amended and restated bylaws, and indemnification agreements that we entered into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.
We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.
Any underwriting agreements that we may enter into will likely provide for the indemnification of us, our controlling persons, our directors and certain of our officers by the underwriters against certain liabilities, including liabilities under the Securities Act.
Item 16.	Exhibits
Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Filing Date
3.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.	8-K	001-38959	3.1	July 3, 2019
3.2	Amended and Restated Bylaws, as currently in effect.	S-4	333-249944	3.2	November 6, 2020
4.1	Specimen Common Stock Certificate.	S-1	333-231759	4.1	June 24, 2019
4.2	Fourth Amended and Restated Limited Liability Company Agreement, dated November 20, 2018, by and among BridgeBio Pharma LLC and its members.	S-1	333-231759	4.2	May 24, 2019
4.3	Form of Registration Rights Agreement, among the Registrant and certain of its shareholders.	S-1	333-231759	4.3	June 24, 2019
4.4	Securities Purchase Agreement, dated September 25, 2023, by and among the Registrant and the purchasers party thereto.	8-K	001-38959	10.1	September 25, 2023
4.5	Registration Rights Agreement, dated September 25, 2023, by and among the Registrant and the purchasers party thereto.	8-K	001-38959	10.2	September 25, 2023
5.1	Opinion of Goodwin Procter LLP.	—	—	—	Filed herewith
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.	—	—	—	Filed herewith
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto).	—	—	—	Filed herewith
24.1	Power of Attorney (included in the signature pages to this registration statement).	—	—	—	Filed herewith
107	Filing Fee Table.				Filed herewith

Item 17.	Undertakings
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the annual reports of the Registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, if any, shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(6)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palo Alto, State of California, on November 2, 2023.
BridgeBio Pharma, Inc.
By:	/s/ Neil Kumar, Ph.D.
Neil Kumar, Ph.D.President, Chief Executive Officer and Director(Principal Executive Officer)
POWER OF ATTORNEY
We, the undersigned directors and officers of BridgeBio Pharma, Inc., or the Company, hereby severally constitute and appoint Neil Kumar and Brian Stephenson, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney does not revoke any power of attorney previously granted by the undersigned, or any of them.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the date indicated:
Signature	Title	Date
/s/ Neil Kumar	President, Chief Executive Officer and Director (Principal Executive Officer)	November 2, 2023
Neil Kumar, Ph.D.

/s/ Brian Stephenson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 2, 2023
Brian Stephenson, Ph.D., CFA

/s/ Eric Aguiar	Director	November 2, 2023
Eric Aguiar, M.D.

/s/ Jennifer E. Cook	Director	November 2, 2023
Jennifer E. Cook

/s/ Douglas A. Dachille	Director	November 2, 2023
Douglas A. Dachille

/s/ Ronald J. Daniels	Director	November 2, 2023
Ronald J. Daniels

/s/ Andrea J. Ellis	Director	November 2, 2023
Andrea J. Ellis

Signature	Title	Date
/s/ Fred Hassan	Director	November 2, 2023
Fred Hassan

/s/ Charles Homcy	Director	November 2, 2023
Charles Homcy, M.D.

/s/ Andrew W. Lo	Director	November 2, 2023
Andrew W. Lo, Ph.D.

/s/ Frank P. McCormick	Director	November 2, 2023
Frank P. McCormick, Ph.D.

/s/ James C. Momtazee	Director	November 2, 2023
James C. Momtazee

/s/ Ali Satvat	Director	November 2, 2023
Ali Satvat

/s/ Randal Scott	Director	November 2, 2023
Randal Scott, Ph.D.

/s/ Hannah Valantine	Director	November 2, 2023
Hannah Valantine, M.D.